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                                                                   Exhibit 23(a)





                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
LaBarge, Inc.:



We consent to incorporation by reference in the Registration Statements No. 33-53583 and 33-31330 on Form S-8 of LaBarge, Inc. of our report dated August 7, 1998, relating the consolidated balance sheets of LaBarge, Inc. and subsidiaries as of June 28, 1998 and June 29, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows, and related schedule for each of the years in the three-year period ended June 28, 1998, which report appears in the June 28, 1998 Annual Report on Form 10-K of LaBarge, Inc.





                                                 s/KPMG Peat Marwick LLP/s
                                                 -------------------------




KPMG Peat Marwick LLP
St. Louis, Missouri
September 4, 1998